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                                                                   EXHIBIT 10.40

NON-COMPETE AGREEMENT

         THIS NON-COMPETE AGREEMENT (this "Agreement") is entered into as of August 16, 1996, between Dr. Manfred George Krukemeyer (the "Shareholder") and Paracelsus Healthcare Corp., a California corporation ("Paracelsus").

         WHEREAS, Paracelsus, Champion Healthcare Corporation, a Delaware corporation ("Champion"), and PC Merger Sub, Inc., a Delaware corporation ("Merger Sub"), have entered into an Agreement and Plan of Merger dated as of April 12, 1996, as amended and restated as of May 29, 1996 (as so amended and restated, the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub with and into Champion pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

         WHEREAS, upon consummation of the Merger, the Shareholder will continue to Beneficially Own Voting Securities of Paracelsus constituting a majority of the Total Voting Power of Paracelsus;

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

 1. Certain Definitions. (a) For the purposes of this Agreement, capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Shareholder Agreement (as defined in the Merger Agreement).

 2. Representations of the Shareholder. As of the date hereof, the Shareholder represents and warrants to Paracelsus that:

         (a) such Shareholder Beneficially Owns all of the outstanding shares of common stock, no par value per share, of Paracelsus ("Paracelsus Common Stock");

         (b) such Shareholder does not Beneficially Own any shares of common stock, par value $.01 per share, of Champion ("Champion Common Stock") or any shares of Series C Preferred Stock or Series D Preferred Stock of Champion (collectively, the "Champion Capital Stock");

         (c) this Agreement has been duly executed and delivered by the Shareholder and, assuming due execution by Paracelsus, this Agreement is a legal, valid and binding obligation, enforceable against the Shareholder in accordance with its terms; and

         (d) The execution, delivery and performance by the Shareholder of this Agreement do not and will not contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon the Shareholder or any agreement, contract or other instrument to which the Shareholder is a party, other than any such contraventions or conflicts that would not prevent or materially delay the performance of the Shareholder's obligations hereunder.

 3. Representations of Paracelsus. As of the date hereof, Paracelsus represents and warrants to the Shareholder that the execution, delivery and performance of this Agreement by it has been
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duly and validly authorized by all necessary corporate action on its part and, assuming due execution by the Shareholder, that this Agreement is a legal, valid and binding obligation, enforceable against Paracelsus in accordance with its terms.

 4.  Non-Compete.

         (a) Non-Competition. In consideration of the benefits of this Agreement, the Shareholder Agreement and the Merger Agreement to the Shareholder and in order to induce Paracelsus to enter into this Agreement, the Shareholder Agreement and the Merger Agreement and Champion to enter into the Merger Agreement, the Shareholder hereby covenants and agrees that during the period from the date of the Shareholder Agreement to the date of termination of each and every provision of the Shareholder Agreement with respect to the Shareholder and each and every Affiliate or Associate of the Shareholder or the relinquishment of all rights relating to the nomination of, and resignation of, all director nominees of the Shareholder and the Shareholder's Affiliates and Associates (the "Term") neither the Shareholder nor any Affiliates of the Shareholder shall, without the prior written consent of Paracelsus, directly or indirectly, compete with Paracelsus or any of its Subsidiaries in the business (which specifically does not include any ancillary hospital service businesses related to such business, including, without limitation, dietary, maintenance, security and other related service businesses) of owning, leasing or managing hospitals and ambulatory care centers (the "Business") in the Restricted Area (as defined below) or have any interest, directly or indirectly, in any entity engaged in the Business in the Restricted Area. Nothing in this Section shall prohibit the Shareholder from (i) owning, directly or indirectly, control of a Person (the "Subject Company") if the Subject Company is not primarily engaged, directly or indirectly, in the Business in the Restricted Area and, within twelve months after such acquisition, the Shareholder causes the Subject Company to divest any business or assets of the Subject Company that engage in the Business in the Restricted Area or (ii) owning, directly or indirectly, not more than 5% of any class of voting securities of a publicly traded Person that is engaged, directly or indirectly, in the Business in the Restricted Area. The Shareholder specifically agrees that this covenant is an integral part of the inducement of Champion and Paracelsus to consummate the transactions contemplated by the Merger Agreement and that it shall be specifically enforceable by Paracelsus' successors and permitted assigns.

         (b) Restricted Area. The covenants contained in Section 4(a) shall be construed as a series of separate covenants, one for each county or state of the United States of America (together, the "Restricted Area").

         (c) Blue Penciling. If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Each of the Shareholder and Paracelsus agrees that in the event that either the length of time or geographical area set forth in this Section is deemed too restrictive by any court of competent jurisdiction, the covenants and agreements in this Section shall be enforceable for such time and within such geographical area as such court may deem reasonable under the circumstances.

         (d) Non-Solicitation. The Shareholder hereby covenants and agrees that following the Closing Date neither it nor any of its Affiliates shall, without the prior written consent of Paracelsus, directly or indirectly, solicit for employment any current key employee or officer of Paracelsus or any of its Subsidiaries; provided, that the foregoing restriction shall not apply to
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employees no longer employed by Paracelsus or its Subsidiaries or to employees who respond to general solicitations of employment not specifically directed toward such key employees or officers of Paracelsus or its Subsidiaries.

 5. Additional Agreements. Neither the termination of this Agreement nor the Transfer by the Shareholder of Beneficial Ownership of any Voting Securities of Paracelsus shall relieve the Shareholder of any liabilities or obligations to Paracelsus that arose or accrued under the terms of this Agreement prior to the date of such termination or Transfer.

 6. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

 7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable (by operation of law or otherwise) without the written consent of all other parties hereto; provided, that in the event of a merger where Paracelsus is not the surviving corporation, (x) this Agreement shall be assigned to and shall inure to the benefit of and be binding upon such surviving corporation and (y) any reference herein to Paracelsus shall be deemed to be a reference to such surviving corporation; provided, further, that in the event of a merger where Paracelsus is the surviving corporation, this Agreement shall continue in full force and effect.

 8. Entire Agreement; Amendment; Waiver. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, or any consents granted hereunder, except, with respect to Paracelsus, by an instrument in writing signed by Paracelsus and approved by the unanimous vote of all of the Independent Directors and, with respect to the Shareholder, by the Shareholder. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

 9.  Miscellaneous.

         (a) Governing Law and Venue. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America located in the State of Texas solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that
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such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Texas State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(b), shall be valid and sufficient service thereof.

         (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first business day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Shareholder, to:

                 Dr. Manfred George Krukemeyer
                 AM Natruper Holz 69
                 D-49076
                 Federal Republic of Germany
                 Facsimile: (011) 49-541-966-4006

         with copies to:

                 R.J. Messenger
                 155 North Lake Avenue, Suite 1100
                 Pasadena, California  91101
                 Facsimile: (818) 578-6387

         and to:

                 Dr. Meyer zu Losebeck
                 Sozietat Dr. H. Mertens
                 Hasemauer 9
                 49074 Osnabruck, Germany
                 Facsimile: (011) 49-541-331-1616

         If to Paracelsus, to:

                 Paracelsus Healthcare Corporation
                 515 West Greens Road, Suite 800
                 Houston, Texas  77067
                 Facsimile: (713) 873-6680
                 Attention:       Robert C. Joyner
                                  Vice President and General Counsel
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         with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom
                 300 South Grand Avenue
                 Suite 3400
                 Los Angeles, California 90071
                 Attention: Thomas C. Janson, Jr.
                 Facsimile: (213) 687-5600


         (c) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         (d) Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute the same agreement.

         (e) Termination. This Agreement shall terminate automatically without any action by any party upon termination of each and every provision of the Shareholder Agreement with respect to the Shareholder and each and every Affiliate and Associate of the Shareholder or the relinquishment of all rights relating to the nomination of, and the resignation of all director nominees of the Shareholder and the Shareholder's Affiliates and Associates except as otherwise agreed by the unanimous vote of all of the Independent Directors then in office.

         (f) Headings. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

         (g) Other Agreements. The parties hereto agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

         (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY (INCLUDING ANY HOLDER OF VOTING SECURITIES OF PARACELSUS) ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT; PROVIDED, THAT THE FOREGOING SHALL NOT IN ANY WAY RESTRICT OR LIMIT ANY HOLDER OF VOTING SECURITIES OF PARACELSUS FROM BRINGING A SHAREHOLDER DERIVATIVE ACTION TO SEEK OR COMPEL THE DIRECTORS OF PARACELSUS TO CAUSE PARACELSUS TO ENFORCE ANY OBLIGATIONS OF THE SHAREHOLDER HEREUNDER OR TO EXERCISE ANY RIGHTS OR REMEDIES OF PARACELSUS HEREUNDER.
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         (i)  No Waiver of Opportunities.  Nothing in this Agreement shall waive or shall be construed to waive the right of Paracelsus or any of its Subsidiaries to pursue a claim against any Person for loss of, or a failure to present or provide to Paracelsus or any Subsidiary of Paracelsus, any present or future corporate opportunities; provided, that the parties intend that the foregoing provision shall not (A) affect in any manner the contractual obligations under this Agreement or be deemed to impose any additional obligations on any party except such obligations that may arise by operation of law or (B) expand or limit the interpretation of any provisions hereof including, without limitation, Section 4(a) and 4(d).

         IN WITNESS WHEREOF, Paracelsus and the Shareholder have executed and delivered this Agreement, or a counterpart hereof, as of the date first written above.

                                PARACELSUS HEALTHCARE

                                By:      \s\ Ronald J. Messenger

                                         ------------------------------------
                                Name:    R. J. Messenger
                                Title:   President & Chief Executive Officer

                                THE SHAREHOLDER

                                By:      \s\ Dr. Manfred G. Krukemeyer

                                         ------------------------------------
                                Name:    Dr. Manfred George Krukemeyer